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                                                                       Exhibit D


                                   ESCROW AGREEMENT

    This Escrow Agreement (this "Agreement") is made and entered into effectively as of this 30th day of April, 1996, by and among Warren Amendola, Sr. ("Amendola"), USA Skate Corporation, a Delaware Corporation ("Skate Corp."), California Pro Sports, Inc. ("California Pro") and Blau, Kramer, Wactlar & Lieberman, P.C. ("Escrow Agent").

    A. By a certain agreement (the "Stock Purchase Agreement"), dated of even date herewith, by and among Skate Corp., California Pro, Amendola, Patricia Amendola and Three R Profit Sharing Retirement Plan as "Corporate Sellers," and Amendola, Warren Amendola, Jr., Richard Amendola and Russell Amendola as "Three R Sellers," Skate Corp. has acquired from the Corporate Sellers all of their shares of the Capital Stock of USA Skate Co., Inc. ("USA Skate") and from the Three R Sellers, all of their shares of Capital Stock of Three R Sales, Inc. (the "Transaction").

    B. Pursuant to the Stock Purchase Agreement, the Corporate Sellers and the Three R Sellers ("Sellers") have made certain representations and warranties to Skate Corp. and California Pro and have agreed, INTER ALIA, pursuant to Section 7.2 of the Stock Purchase Agreement to indemnify Skate Corp. and/or California Pro (collectively referred to herein as the "Buyer") from and against, and otherwise be liable for, Adverse Consequences resulting from, arising out of, or caused by, any breach by the Sellers of any of their representations, warranties, covenants or other agreements contained in the Stock Purchase Agreement in an aggregate amount not exceeding the Sellers Liability Cap except as otherwise provided therein (the "Sellers Liability Obligations").

    C. In connection with the Transaction and as a condition to the consummation thereof, Amendola as Licensor and USA Skate as Licensee have entered into a certain License Agreement dated as of even date herewith (the "License Agreement") pursuant to which, INTER ALIA, the Licensee is to pay Royalty Payments, including the Guaranteed Minimum Royalty, to the Licensor for the use of the Licensed Marks (as defined therein) in connection with the manufacture and sale of certain merchandise.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   DEFINITIONS.

         a.  ADVERSE CONSEQUENCES: shall have the meaning ascribed in Section
1.1 of the Stock Purchase Agreement.

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         b.  GUARANTEED MINIMUM ROYALTY: shall have the meaning ascribed in
Section 7.2(a) of the License Agreement.

         c.  ESCROW INSTALLMENT PAYMENTS: shall have the meaning ascribed in
Section 7.2(b) of the License Agreement.

         d. ESCROW CASH. shall mean the Escrow Installment Payments, together with all interest earned on all of the foregoing.

         e.  SELLERS' LIABILITY CAP: shall have the meaning ascribed in
Section 7.2(e) of the Stock Purchase Agreement.

    2.   PURPOSES.

         The sole purpose of the Escrow Fund is to provide a source of funds from which the Sellers' Liability Obligations may be satisfied wholly or partially.

    3.   APPOINTMENT OF ESCROW AGENT.

         The parties hereto hereby appoint Blau, Kramer, Wactlar & Lieberman, P.C. to act as Escrow Agent to act in accordance with the terms and conditions of this Agreement.

    4.   ESCROW FUND.

         The "Escrow Fund" shall include and be comprised of the Escrow Cash, which, whenever received as hereinafter provided, shall be deposited into a Money Market Account that is to be opened and maintained by the Escrow Agent in Amendola's name (the Money Market Account), and released, disbursed or distributed therefrom in accordance with the terms of this Agreement.

    5.   ESCROW PERIOD.

         Subject to the provisions of Section 12 hereof, the Escrow Fund shall remain in existence and be controlled by the Escrow Agent in accordance with the terms of this Agreement for a period of twenty four (24) months from the date on which the first of the Escrow Installment Payments is made (the "Escrow Period").

    6.   CLAIMS BY BUYER AGAINST THE ESCROW FUND.

         a. ASSERTION OF CLAIMS. Upon receipt by the Escrow Agent at any time after the effective date of this Agreement and on or before the termination of the Escrow Period of a certificate signed by an officer of California Pro, (an "Officer's Certificate") (i) stating that the Buyer has suffered Adverse Consequences in a specified amount which exceeds the threshold of $50,000 ("Threshold") but does not exceed, in the aggregate, the Sellers' Liability Cap, and

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(ii) specifying, in reasonable detail, each of the individual items of actual damages alleged to have been suffered that are included in, or comprise the amount of Adverse Consequences stated, and the pertinent section or sections of the Stock Purchase Agreement and nature of the misrepresentation, breach of warranty, covenant or agreement to which each such item relates (the "Claim[s]"), the Escrow Agent shall pay to Buyer from the Money Market
Account (or if the Money Market Account is insufficient at that time for such purpose, if and when received) that amount of Escrow Cash equal to the stated amount of the Claim above the Threshold but not exceeding the Sellers' Liability Cap. Nothing herein shall be construed to extend the time within which the Buyer is permitted to make a claim under the Stock Purchase Agreement in respect of Seller's Liability Obligations.

         b. OBJECTION BY AMENDOLA. At the time of delivery of any Officer's Certificate to the Escrow Agent (a "Delivery"), a duplicate copy of such Officer's Certificate shall be delivered to Amendola. Amendola shall have a period of thirty (30) calendar days following each such Delivery (the "Waiting Period") within which to object in a written statement (an "Objection") to the Claim or Claims made in the Officer's Certificate. The Objection shall state in reasonable detail the factual and/or legal basis for such Objection and shall have been delivered to the Escrow Agent, with a copy of such Objection to the Buyer prior to the expiration of the Waiting Period.
 Upon reasonable notice by Amendola, the Buyer shall make available to Amendola and/or his designated representatives, the offices and the books and records of USA Skate and the documents and information as may be material and necessary to enable Amendola and/or such representatives to investigate the Claim or Claims in the Officer's Certificate.

              If Amendola makes an Objection within the Waiting Period, the Escrow Agent shall not make any payments from the Escrow Fund in respect of such Claim in the manner or to the extent contemplated in Section 6(a) unless and until the Claim is resolved finally pursuant to Sections 6(c) and/or 6(d) hereof. Conversely, absent a timely Objection by Amendola, after the expiration of the Waiting Period, the Escrow Agent shall make payment of the Escrow Fund to the Buyer in the manner and to the extent described in Section 6(a) hereof.

              Nothing herein shall be construed to permit the Escrow Agent to determine the sufficiency of either an Officer's Certificate or an Objection.

         c. RESOLUTION OF CONFLICTS. If Amendola shall object to any Claim or Claims made in any Officer's Certificate in accordance with Section 6(b) above, Amendola and the Buyer shall attempt in good faith for a period of thirty (30) days thereafter (the "Negotiation Period") to agree upon the respective rights of the parties with respect to each of such Claims or with respect to the Escrow Fund, as the case may be. If Amendola and the Buyer should so agree, a memorandum setting forth such accord shall be prepared and signed by each of the parties and furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Fund in accordance with the terms thereof.

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         d.  LITIGATION.  In the event the Buyer and Amendola are unable to reach an accord with regard to all of the Claims asserted in the Officer's Certificate by the end of the Negotiation Period, then either party may institute such actions or proceedings as they deem appropriate in the United States District Court for the Eastern District of New York or the Supreme Court of New York, Suffolk County as provided in Section 8.8 of the Stock Purchase Agreement to resolve the dispute. The Escrow Agent shall be entitled to act in accordance with any judgment made and entered by such courts and to authorize the making or withholding of the Escrow Fund in accordance therewith.

         e. SATISFACTION BY COMPENSATION SHARES. Notwithstanding anything to the contrary herein, in accordance with Section 7.2(e) of the Stock Purchase Agreement, Amendola shall have the right to elect at any time to apply in full or partial satisfaction of any of Sellers Liability Obligations and/or in lieu of any payment of Escrow Cash to be made by the Escrow Agent to the Buyer hereunder in respect of any Claim, shares of the common stock of California Pro ("Compensation Shares"), valued at $2.25 per share, which Amendola received as compensation pursuant to a certain Consulting and Non-Competition Agreement dated as of even date herewith among Amendola, Buyer and California Pro.

    7.   DISTRIBUTIONS OUT OF THE ESCROW FUND.

         a. DISTRIBUTION OF ESCROW CASH. In the event the Buyer has not delivered to the Escrow Agent and to Amendola an Officer's Certificate stating a Claim or Claims for Adverse Consequences allegedly suffered, then upon the earlier elapse of the Escrow Period or the time within which the Buyer is permitted to assert a claim under the Stock Purchase Agreement, the Escrow Agent shall release and return promptly to Amendola the Escrow Fund. In the event the Escrow Agent has received one or more Officer's Certificate(s) as provided in Section 6(a) hereof upon elapse of the Escrow Period, the Escrow Agent shall pay promptly to Amendola that amount of the Escrow Fund in excess of any amount sufficient to satisfy all of the such Claims specified in such Officer's Certificate (subject to the objection of Amendola and the ultimate adjudication of the matter as provided in Section 6(d) hereof). As soon as all such Claims have been resolved, the Escrow Agent shall pay to Amendola the remainder of the Escrow Fund not required to satisfy such claims.

    8. DUTIES OF THE ESCROW AGENT. The Escrow Agent shall maintain, control and safeguard the Escrow Fund during the term of this Agreement, and shall cause the Escrow Fund to be held and disposed of only in accordance with the terms hereof. The Escrow Agent shall be obligated to perform solely such duties as are specifically set forth herein or are necessary and appropriate to carry out such duties. The Escrow Agent may rely and shall be protected in relying on any instrument reasonably believed to be genuine and to have been signed or presented by the appropriate party or parties, as the case may be.

    9. INDEMNIFICATION OF ESCROW AGENT. The Buyer and Amendola agree, jointly and severally, to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees and

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disbursements that may be imposed on or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter.

    10. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the other parties hereto; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent in accordance with this Section. The parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment, and such successor escrow agent shall, without further acts, be vested with all the rights, powers, and duties of the predecessor Escrow Agent as if originally named as escrow agent. The Escrow Agent shall thereafter be discharged from any further duties and liability under this Agreement.

    11. ESCROW AGENT FEES AND EXPENSES. Out-of-pocket expenses of the Escrow Agent for performance of its duties hereunder shall be paid equally by Amendola and the Buyer.

    12. TERMINATION OF THE ESCROW. The Escrow shall terminate upon the sooner occurrence of any of the following events ("Termination Event"):

         a.  the expiration of the Escrow Period,

         b. the disbursement or distribution of the entire Escrow Fund in accordance with the terms of this Agreement,

         c.  by written agreement of the parties.

    13.  GENERAL PROVISIONS.

         a. NOTICES. Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

    If to Amendola:
                        c/o WARREN AMENDOLA, Sr.
                        22 Mallard Cove
                        Centerport, New York  ll721

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    with a copy to:
                        Blau, Kramer, Wactlar & Lieberman, P.C.
                        100 Jericho Quadrangle, Suite 225
                        Jericho, New York 11753
                        Attention:  Edward I. Kramer, Esq.
                        Tel: (516) 822-4820
                        Fax: (516) 822-4824

    If to Skate Corp. or California Pro, to the applicable Party at:

                        8102 White Horse Road
                        Greenville, South Carolina 29611
                        Attention: Michael S. Casazza, President
                        Tel: (864) 294-5370
                        Fax: (864) 294-5235

    with a copy to:
                        Friedlob Sanderson Raskin Paulson &
                           Tourtillott, LLC
                        1400 Glenarm Place, Third Floor
                        Denver, Colorado  80202
                        Attention:  Gerald Raskin, Esq.
                        Tel: (303) 571-1400
                        Fax: (303) 595-3970

    if to Escrow Agent:

                        Blau, Kramer, Wactlar & Lieberman, P.C.
                        100 Jericho Quadrangle, Suite 225
                        Jericho, New York 11753
                        Attention:  Edward I. Kramer, Esq.
                        Tel: (516) 822-4820
                        Fax: (516) 822-4824

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any Party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy or telex. Any Party may change the address to which notices, service of process, requests, demands, claims or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein.

         b. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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         c.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         d. ENTIRE AGREEMENT. This Agreement among the parties hereto together with the Stock Purchase Agreement and the Consulting and Non-Competition Agreement: (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided in writing by the parties hereto.

         e. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said par shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

         f. AMENDMENT; WAIVERS. This Agreement may not be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may not be waived, except by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         g. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. For all actions and proceedings, the parties hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction of the United States District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, the Supreme Court of New York for the County of Suffolk) over any action, suit or proceeding arising out of or relating to this Agreement, (ii) agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such court, (iii) agree that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier service to any other Party's address shall be effective against any other party in any such court, and
(iv) waive any defense or objection to the proceeding in such court, including those objections and defenses based on alleged lack of personal jurisdiction, venue and forum non-conveniens.

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         h.  RULES OF CONSTRUCTION.  The parties hereto agree that they each have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that they each understand all provisions of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         i. AUTOMATIC SUCCESSION. Notwithstanding anything this Agreement to the contrary, any company which the Escrow Agent may be merged or with which it may be consolidated,

         j.  TIME OF ESSENCE.  Time is of the essence for this Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                        ______________________________________
                        WARREN AMENDOLA, SR.



                        USA SKATE CORPORATION

                        By ___________________________________
                             Michael S. Casazza
                             President


                        CALIFORNIA PRO SPORTS, INC.

                        By ___________________________________


                        BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.

                        By ___________________________________

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